PRESS RELEASE

                                                                        Contact:
                                                                  Todd A. Gipple
                                                Executive Vice President and CFO
                                                                  (309) 736-3580


FOR IMMEDIATE RELEASE
November 2000

                            Quad City Holdings, Inc.
                        Announces First Quarter Earnings

         Quad City Holdings, Inc. (Nasdaq SmallCap: QCHI) today announced earnings for the first fiscal quarter ending September 30, 2000 of $660,000 or basic and diluted earnings per share of $.29 and $.28 respectively. For the September 30, 1999 quarter, the Company reported earnings of $633,000, or basic and diluted earnings per share of $.28 and $.26 respectively.

         The Company's total assets increased 4% to $381.0 million from June 30, 2000 to September 30, 2000. During the same period, gross loans increased 4% to $251.8 million and total deposits increased 3% to $298.1 million. Stockholders' equity was $21.0 million at September 30, 2000 as compared with $20.1 million at June 30, 2000.

         Net interest income for the three months ended September 30, 2000 was $2.9 million as compared to $2.7 million for the same period one year ago. The net interest margin was 3.36% for the three-month period ended September 30, 2000 as compared with 3.56% for the same period in 1999.

         The Company is preparing for the scheduled opening of its fourth full service banking facility located at 5515 Utica Ridge Road, Davenport, Iowa. The facility will allow the Company to better serve its Northeast Davenport and Bettendorf customers while aggressively pursuing new relationships. The office is scheduled to open October 30, 2000.

         Quad City Holdings, Inc., headquartered in Moline, Illinois, is a bank holding company which serves the Quad City area via its wholly owned subsidiary, Quad City Bank and Trust Company, based in Bettendorf, Iowa. Quad City Bank and Trust Company, which commenced operations in 1994, provides full-service commercial and consumer banking, and trust and asset management services. The company also engages in merchant credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

         This release may contain forward-looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.

                                                          As of
                                         September 30,   June 30,  September 30,
                                             2000          2000        1999
--------------------------------------------------------------------------------
(dollars in thousands, except
  share data)

SELECTED BALANCE SHEET DATA
Total assets .........................     380,976       367,622       331,175
Securities ...........................      55,548        56,129        55,965
Total loans ..........................     251,782       241,853       210,944
Allowance for loan losses ............       3,778         3,617         3,086
Total deposits .......................     298,119       288,067       258,516
Total stockholders' equity ...........      20,992        20,071        18,880
Common stock outstanding .............   2,272,420     2,283,920     2,300,001
Book value per common share ..........   $    9.24     $    8.79     $    8.21
Full time equivalent employees .......         156           157           152

CAPITAL RATIOS

Tier 1 leverage ......................        7.77%         8.06%         7.89%
Tier 1 risk-based capital ............       10.16%        10.39%        10.91%
Total risk-based capital .............       13.10%        13.47%        14.48%

                                                           For the Quarter Ended
                                                               September 30,
                                                           ---------------------
                                                             2000         1999
                                                           ---------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA
Net charge-offs ....................................            16            84

Nonaccrual loans ...................................           334         1,209
Accruing loans past due 90 days or more ............           802           275
Other real estate owned ............................             0             0
Total nonperforming assets .........................         1,136         1,484

Loan mix:
Commercial .........................................       177,217       143,897
Real estate ........................................        39,799        35,235
Installment and other consumer .....................        34,766        31,812
Total loans ........................................       251,782       210,944

                                                          For the Quarter Ended
                                                             September 30,
                                                          ----------------------
                                                           2000           1999
                                                          ----------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income ..................................         6,978          5,801
Interest expense .................................         4,119          3,103
Net interest income ..............................         2,859          2,698
Provision for loan losses ........................           176            275
Noninterest income ...............................         1,372          1,372
Noninterest expense ..............................         3,078          2,773
Income tax expense ...............................           317            389
Net income .......................................           660            633

Earnings per common share (basic) ................       $  0.29        $  0.28
Earnings per common share (diluted) ..............       $  0.28        $  0.26


AVERAGE BALANCES
Assets ...........................................       371,254        328,746
Deposits .........................................       290,126        255,726
Loans ............................................       246,168        204,460
Earnings assets ..................................       340,604        303,543
Stockholders' equity .............................        20,504         18,677

KEY RATIOS
Return on average assets .........................          0.71%          0.77%
Return on average common equity ..................         12.88%         13.56%
Net interest margin ..............................          3.36%          3.56%
Efficiency ratio .................................         72.75%         68.13%


                                                                                    For the Quarter Ended
                                                                                        September 30,
                                                                                    ---------------------
                                                                                       2000        1999
                                                                                    ---------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs .............................         372         538
Trust department fees ..........................................................         505         400
Deposit service fees ...........................................................         178         156
Gain on sales of loans, net ....................................................         127         101
Other ..........................................................................         190         177
   Total noninterest income ....................................................       1,372       1,372

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits .................................................       1,782       1,628
Professional and data processing fees ..........................................         264         221
Advertising and marketing ......................................................         127          83
Occupancy and equipment expense ................................................         420         394
Stationery and supplies ........................................................          72          82
Postage and telephone ..........................................................          94          82
Other ..........................................................................         319         283
   Total noninterest expenses ..................................................       3,078       2,773

WEIGHTED AVERAGE SHARES
Common shares  outstanding  (a)                                                    2,275,261   2,299,430
Incremental  shares from assumed conversion:
    Options ....................................................................      57,107      95,904
    Warrants ...................................................................           0       4,454
Adjusted weighted avg shares (b) ...............................................   2,332,368   2,399,788

(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share